UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2007

Clarient, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31 Columbia , Aliso Viejo, CA	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 425-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 15, 2007 the Board of Directors of Clarient, Inc. (the “Company”) approved an amendment to Sections 6.01 and 6.02 of the Company’s Bylaws to expressly provide that shares may be issued in uncertificated book entry form. To comply with Nasdaq Rule 4350(l), the Company’s Board of Directors has authorized the Company to issue shares of its common stock in certificated form or in uncertificated form via book entry through the Company’s transfer agent pursuant to a direct registration system for publicly traded securities. The text of the new Sections 6.01 and 6.02 of the Company’s Bylaws, as amended, is as follows:

SECTION 6.01. Issuance. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

SECTION 6.02. Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities. Nothing in this Section 6.02 shall require the corporation to issue a new certificate if the corporation has determined that such shares of stock shall be uncertificated. Uncertificated shares shall be transferable only upon compliance with the customary procedures for transferring shares in uncertificated form recorded electronically on a Direct Registration System.

Prior to the adoption of the above referenced amendments, the text of Sections 6.01 and 6.02 of the Company’s Bylaws was as follows:

Section 6.01. Issuance. Each stockholder shall be entitled to a certificate or certificates for shares of stock of the corporation owned by him upon his request therefor. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

Section 6.02  Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

Item 9.01               Financial Statements and Exhibits

Exhibit 99.1            Text of Amendment to Bylaws adopted October 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2007	By:	/s/ James Agnello
		Name:	James Agnello
		Title:	Senior Vice President and
Chief Financial Officer